UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2017

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Ave. N., Oakdale, Minnesota	55128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.           Entry into a Material Definitive Agreement.

On September 29, 2017, ATRM Holdings, Inc. (the “Company”), Lone Star Value Investors, LP (“LSVI”) and Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”) entered into an Exchange Agreement, dated as of the same date (the “Exchange Agreement”), pursuant to which the Company issued to LSVI and LSV Co-Invest I a total of 132,548 shares of a new class of 10.00% Series B Cumulative Preferred Stock, par value $0.001 per share (the “Series B Stock”), of the Company in exchange for the return and cancellation of all of the unsecured promissory notes of the Company (the “Notes”) held by LSVI and LSV Co-Invest I (the “Exchange”). The Notes had an aggregate of $13.3 million unpaid principal and accrued and unpaid interest outstanding at the time of their cancellation.

On September 29, 2017, in connection with the Exchange, the Company entered into a Registration Rights Agreement, dated as of the same date (the “Registration Rights Agreement”), with LSVI and LSV Co-Invest I. The Registration Rights Agreement provides that at any time after October 15, 2018, upon the written request of the holders of at least 66 2/3% of the shares of Series B Stock issued in the Exchange that qualify as registrable securities as defined therein, the Company will prepare and file with the Securities and Exchange Commission a registration statement covering the resale of those shares by their holders.

The foregoing descriptions of the Exchange Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

At the time of the Exchange, LSVI also owned 1,067,885 shares of the Company’s common stock, or approximately 45% of the shares outstanding. Additionally, 10,000 shares of the Company’s common stock were held in an account managed by Lone Star Value Management, LLC (“LSVM”), an affiliate of LSVI and LSV Co-Invest I. Jeffrey E. Eberwein, Chairman of the Company’s Board of Directors (the “Board”), is the manager of Lone Star Value Investors GP, LLC, the general partner of LSVI and LSV Co-Invest I, and sole member of LSVM, the investment manager of LSVI, and therefore may be deemed to beneficially own the securities owned by LSVI and the securities held in the account managed by LSVM. The terms of the Exchange and the Series B Stock were negotiated and approved by a special committee of the Board consisting solely of disinterested and independent directors.

On September 29, 2017, in connection with the Exchange, the Company entered into amendments to its two Loan and Security Agreements (as amended, the “Loan Agreements”) with Gerber Finance, Inc. (“Gerber Finance”) to permit the Exchange and the Company’s payment of dividends on the Series B Stock in-kind, by the issuance of additional shares of Series B Stock, in accordance with the terms of the Series B Stock (as described below). Under the Loan Agreements, the Company is not permitted to pay dividends on the Series B Stock in cash without the consent of Gerber Finance. Additionally, in connection with the Exchange, the subordination agreements by and among the Company, LSVI, LSV Co-Invest I and Gerber Finance, providing for the subordination of the Company’s obligations under the Notes to its obligations to Gerber Finance, were terminated.

Item 3.02.           Unregistered Sales of Equity Securities.

The offer and sale of the shares of Series B Stock in the Exchange were made in reliance upon an exemption from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 3.03.           Material Modification to Rights of Security Holders.

The filing of the Statement of Designation (as defined below) and the issuance of the Series B Stock affect the rights of holders of the Company’s common stock to the extent of the rights of holders of Series B Stock as provided in the Statement of Designation. The information included in Item 5.03 below, including the summary of the material terms of the Series B Stock as set forth in the Statement of Designation, is incorporated by reference into this Item 3.03.

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2017, the Company filed with the Secretary of State of the State of Minnesota a Statement of Designation of the Series B Stock (the “Statement of Designation”) creating the Series B Stock. A summary of the material terms of the Series B Stock is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Designation, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

The Statement of Designation authorizes the issuance of 160,000 shares of Series B Stock, having a par value of $0.001 per share and a stated value of $100.00 per share (subject to adjustment). Holders of Series B Stock are entitled to receive, when, as and if declared by the Board, cumulative preferential dividends, payable quarterly in cash at a rate per annum equal to 10.0% multiplied by the stated value; provided that the Company may pay dividends in-kind through the issuance of additional shares of Series B Stock at a rate per annum equal to 12.0% multiplied by the stated value, at the sole option of the Company, for up to four quarterly dividend periods in any consecutive 36-month period (determined on a rolling basis).

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, before any payment or distribution to holders of junior shares, holders of Series B Stock will be entitled to receive an amount of cash per share of Series B Stock equal to the stated value plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared).

Upon the occurrence of four accumulated, accrued and unpaid defaults by the Company of its obligation to pay dividends (either in cash or in-kind) on the Series B Stock in full for each quarterly dividend period, whether consecutive or non-consecutive, until the Company has paid all accumulated accrued and unpaid dividends in full and has paid accrued dividends for the two most recently completed quarterly dividend periods in full in a timely manner, (i) the dividend rate will increase to 12.0% per annum and (ii) the size of the Board will be increased by two directors and the holders of Series B Stock (together with the holders of any class of shares with similar rights) will have the right to elect two directors to the Board. The terms of such directors will terminate, and the size of the Board will decrease accordingly, once the voting rights terminate.

Additionally, the Company is not permitted to take certain corporate actions without the approval of holders of at least 2/3 of the shares of Series B Stock (together with the holders of any class of shares with similar rights), including: (i) any amendment, alteration or repeal of any of the provisions of the Company’s Articles of Incorporation or the Statement of Designation that materially and adversely affects the rights, preferences or voting power of the Series B Stock; (ii) a statutory share exchange that affects the Series B Stock, or a merger or consolidation, unless each share of Series B Stock remains outstanding without material and adverse change to its terms, voting powers, preferences and rights, or is converted or exchanged into preferred shares with identical rights; (iii) authorize, reclassify, or create, or increase the authorized amount of, any shares senior to or on a parity with the Series B Stock, or any security convertible into or exchangeable for shares senior to or on a parity with the Series B Stock; and (iv) an increase to the size of the Board above five directors other than under the terms of the Statement of Designation. The Series B Stock does not vote together with the Company’s common stock or have any other voting rights except as set forth in the Statement of Designation.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Statement of Designation of 10.00% Series B Cumulative Preferred Stock.
Exhibit 10.1	Exchange Agreement, dated as of September 29, 2017, by and among ATRM Holdings, Inc., Lone Star Value Investors, LP, and Lone Star Value Co-Invest I, LP.
Exhibit 10.2	Registration Rights Agreement, dated as of September 29, 2017, by and among ATRM Holdings, Inc., Lone Star Value Investors, LP, and Lone Star Value Co-Invest I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: October 4, 2017	By:	/s/ Stephen A. Clark
	Name:	Stephen A. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Statement of Designation of 10.00% Series B Cumulative Preferred Stock.
Exhibit 10.1	Exchange Agreement, dated as of September 29, 2017, by and among ATRM Holdings, Inc., Lone Star Value Investors, LP, and Lone Star Value Co-Invest I, LP.
Exhibit 10.2	Registration Rights Agreement, dated as of September 29, 2017, by and among ATRM Holdings, Inc., Lone Star Value Investors, LP, and Lone Star Value Co-Invest I, LP.